Exhibit 10.2

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

KNOW ALL MEN BY THESE PRESENTS:

This ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”) is made effective 7:00 A.M. Mountain Time on the ____ day of June 2015 (“Effective Date”), by and between Omni Bio Pharmaceutical, Inc., a Colorado corporation (the “Assignor”), and Advent Bio Holdings, LLC, a Colorado limited liability company (the “Assignee”), each, a “Party,” and collectively, the “Parties.”

For and in consideration of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby grants, bargains conveys, sells, assigns, and transfers unto the Assignee all of the Assignor’s right, title and interest in and to the assets of the Company described on Schedule A, attached hereto and incorporated herein (the “Assets”).

1.

Assignee acknowledges that it has conducted its own investigation and inspection of the Assets and further acknowledges that Assignor is assigning the Assets in an “AS IS, WHERE IS” condition. Assignee acknowledges that Assignor has not made any representations or given any warranties with respect to Assets.

This Assignment is made without recourse.

2.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

3.

This Assignment is made subject to the terms and conditions of all agreements which affect the Assets, including, but not limited to, the terms and conditions of the Assignment Agreement entered into between the Parties on the date of this Assignment (the “Assignment Agreement”).

TO HAVE AND TO HOLD all right, title and interest of Assignor in and to the Assets unto Assignee forever.

[INTENTIONALLY LEFT BLANK – SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Assignor hereunto has executed this Assignment upon the date indicated below.

STATE OF PENNSYLVANIA)

CITY OF ) ss.

COUNTY OF )

ASSIGNOR: OMNI BIO PHARMACEUTICALS, INC.

Dated: June 23, 2015	/s/ Bruce E. Schneider
(signature)

Place: West Chester, PA	By: Bruce E. Schneider

(printed name of authorized agent of assignor)

Its: Chief Executive Officer

(title)

Before me, a Notary Public in and for said County and State, personally appeared the identified representative of the Assignor, who executed the foregoing instrument for the purposes and considerations therein expressed.

Given under my hand and seal of office this day of , 2015.

Notary Public	My Commission Expires:

The Assignee hereby acknowledges and accepts the foregoing assignment of rights by Assignor. IN TESTIMONY WHEREOF, the Assignee, by its undersigned officer, confirms its acceptance on the date set forth below.

STATE OF COLORADO)

CITY OF ) ss.

COUNTY OF )

ASSIGNEE: BOHEMIAN INVESTMENTS, LLC

Dated: June 23, 2015	/s/ Joseph C. Zimlich
(signature)

Place: 262 East Mountain Ave., Fort Collins, CO 805124	By: Joseph C. Zimlich

(printed name of authorized agent of assignee)

Its:Manager of BOCO Holdings, LLC; The sole member of Bohemian Investments, LLC; Its sole member.
(title)

Before me, a Notary Public in and for said County and State, personally appeared the identified representative of the Assignee, who executed the foregoing instrument for the purposes and considerations therein expressed.

Given under my hand and seal of office this day of , 2015.

Notary Public	My Commission Expires: